                                                                    EXHIBIT 99.1

NEWS RELEASE




BROADCOM BUSINESS PRESS CONTACT                   INVESTOR RELATIONS CONTACT
Bill Blanning or Eileen Algaze                    Nick Kormeluk
Corporate Communications Department               Director, Investor Relations
949-585-5555 or 949-585-5971                      949-585-6932
blanning@broadcom.com                             nickk@broadcom.com
ealgaze@broadcom.com


                   BROADCOM REPORTS FIRST QUARTER 2001 RESULTS


IRVINE, Calif. -- April 18, 2001 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling broadband communications, today reported financial results for the first fiscal quarter, ended March 31, 2001.

Gross revenue for the first quarter was $318.1 million, an increase of 66% over the $191.6 million reported in the first quarter of 2000 and a decrease of 16% from the $378.8 million reported in the fourth quarter of 2000. Net revenue for the first quarter was $310.5 million, an increase of 62% over the $191.6 million reported in the first quarter of 2000 and a decrease of 9% from the $340.2 million reported in the fourth quarter of 2000. Net revenue includes the non-cash revenue deduction of the fair value of assumed performance-based warrants earned by certain customers.

Pro forma net income was $24.2 million, or $.09 per share (diluted). This compares with pro forma net income of $44.9 million, or $.18 per share (diluted), for the same quarter in 2000, and pro forma net income of $88.8 million, or $.32 per share (diluted), in the fourth quarter of 2000. Diluted earnings per share for the quarter were based on 281.0 million weighted average shares outstanding, compared to 252.6 million weighted average shares outstanding in the first quarter of 2000 and to 274.1 million weighted average shares outstanding in the fourth quarter of 2000.

Broadcom reports net income and diluted earnings per share on a pro forma basis, which excludes the effects of the non-cash revenue deduction related to performance-based warrants, acquisition-related expenses, certain non-recurring settlement charges, and payroll taxes on certain stock option exercises. Including these charges, substantially all of which were non-cash, net loss for the first quarter was $356.9 million, or $1.43 per share, compared with net income of $38.6 million, or $.15 per share (diluted), in the same quarter of 2000, and with a net loss of $768.3 million, or $3.28 per share, in the fourth quarter of 2000.

During the quarter, Broadcom announced and closed its acquisition of ServerWorks Corporation, a leading supplier of high performance SystemI/O(TM) solutions for server and storage platforms, network appliances and workstations. Broadcom also completed the acquisition of Visiontech Ltd., a leading supplier of digital video/audio MPEG-2 compression and decompression chips enabling Personal Video Recording (PVR) and IP video streaming for the consumer electronics market. These acquisitions were accounted for under the purchase method of accounting.

"Our first quarter results met the revised expectations that we communicated on March 6th. Looking ahead, as a result of the continued weakness in the communications sector, we have not yet seen improvement in order visibility from customers," said Dr. Henry T. Nicholas III, Broadcom's President and CEO. "Despite the current weakness that exists in the business, we continue to be confident that our product roadmaps in both the core and emerging markets will position us well as the economy recovers."

During the first quarter, Broadcom introduced several significant new products. The company announced the world's first 0.13 micron CMOS Gigabit Copper Transceiver, a four channel device on a single monolithic chip. This product enables cost-effective, high port count Gigabit Ethernet switches and routers by doubling port density and reducing size and power requirements by 50%. This industry leading product marks the fourth generation of Gigabit transceiver products from Broadcom.

Broadcom's new products for optical communications applications included the world's first system-on-a-chip OC-48 line card, the world's first single-chip OC-192 CMOS transceiver, a low power and low cost OC-192 framer and the world's lowest power 10-Gigabit CMOS limiting amplifier. These product introductions position Broadcom very well in the market for broadband optical communications.

Broadcom's newly acquired ServerWorks business made two noteworthy announcements during the first quarter. First, ServerWorks unveiled its new Grand ChampionTM architecture for future Intel Xeon(TM) based servers. This product is the first to support PCI-X, the new high performance input/output standard for server and workstation platforms and the first to deliver memory bandwidth of 6.4 Gbytes/second or four times the company's previous solutions. In addition, ServerWorks announced new SystemI/O logic that is optimized for dense Internet network servers produced by OEM customers such as Compaq, Dell, IBM, NEC and Siemens.

During the quarter, the Home Networking Business Unit extended its industry leading position by surpassing the two million unit milestone for total number of units shipped. HomePNATM, which utilizes the phone lines already in a home, continues to be the most widely produced home networking technology.

Broadcom also announced, sampled, gained design wins and has begun shipping the world's first single-chip IP phone solution incorporating Ethernet switch technology, dual Ethernet transceivers, DSP and RISC processor cores, and analog CODECs for handset and speakerphone support. This highly integrated Ethernet IP phone chip enables toll-quality IP phones with the lowest power consumption.

Broadcom also introduced the first all-CMOS Bluetooth(TM) radio to achieve Bluetooth qualification. This radio is designed specifically for use in mobile phone handsets and further extends Broadcom's Blutonium(TM) line of Bluetooth solutions.

Broadcom's tuner chip was the first to receive CableLabsTM certification and EuroDOCSIS certification. This will continue to allow manufacturers to utilize a highly integrated CMOS tuner chip to replace the 200-plus discrete components housed in a tuner can to achieve greater reliability while meeting industry standards.

Broadcom will conduct a conference call with analysts and investors to discuss its first quarter 2001 financial results and current financial prospects today at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Time). The company will broadcast the conference over the Internet. To listen to the call, please visit the Investor Information section of the Broadcom Website at www.broadcom.com/investor or go to www.streetfusion.com. The Webcast will be recorded and available for replay until 5:00 p.m. Pacific Time on April 27, 2001.

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband communications and networking of voice, video and data services. Using proprietary technologies and advanced design methodologies, Broadcom designs, develops and supplies complete system-on-a-chip solutions and related applications for digital cable set-top boxes and cable modems, high-speed local, metropolitan and wide area and optical networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, digital subscriber lines (xDSL), wireless communications, SystemI/O(TM) server solutions and network processing. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof, and are based upon the information available to us now. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom include, but are not limited to, general economic conditions and specific conditions in the markets we address, including the recent significant economic slowdown in the technology sector and semiconductor industry; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Broadcom's technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; our ability to renegotiate or terminate on acceptable terms the product purchase and development agreements and performance-based warrants assumed in certain acquisitions; results of changes in our accounting for the performance-based warrants; the volume of our product sales and pricing concessions on volume sales; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; the effectiveness of our expense and product cost control and reduction efforts; intellectual property disputes and customer indemnification claims; the availability and pricing of foundry and assembly capacity and raw materials; the risks inherent in our acquisitions of technologies and businesses, including the successful completion of technology and product development through volume production, integration issues and costs, and contractual, intellectual property and other issues; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom, SystemI/O(TM), Grand Champion(TM), Blutonium(TM) and the pulse logo are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. All other trademarks mentioned are the property of their respective owners.

                              BROADCOM CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                                --------------------------
                                                  2001              2000
                                                --------          --------
Gross revenue                                   $318,118          $191,591
Cost of revenue                                  147,343            78,838
                                                --------          --------
Gross profit                                     170,775           112,753
Operating expense:
   Research and development                      108,734            42,566
   Selling, general and administrative            38,821            17,505
                                                --------          --------
Income from operations                            23,220            52,682
Interest and other income, net                     7,023             3,425
                                                --------          --------
Income before income taxes                        30,243            56,107
Provision for income taxes                         6,048            11,222
                                                --------          --------
Pro forma net income                            $ 24,195          $ 44,885
                                                ========          ========

Pro forma basic earnings per share              $    .10          $    .21
                                                ========          ========
Pro forma diluted earnings per share            $    .09          $    .18
                                                ========          ========

Weighted average shares (basic)                  249,689           211,217
                                                ========          ========
Weighted average shares (diluted)                280,950           252,577
                                                ========          ========


Pro Forma Only

The above pro forma statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. The pro forma statement for the three months ended March 31, 2001 has been adjusted to eliminate a non-cash revenue deduction of $7.6 million constituting the fair value of performance-based warrants earned by certain customers; $109.7 million of in-process research and development expense; $1.5 million of payroll tax expense on certain stock option exercises; $119.7 million of stock-based compensation expense related to mergers and acquisitions ("M&A"); $218.3 million of amortization of goodwill and purchased intangible assets related to M&A; $3.0 million of litigation settlement costs; and reflects a pro forma effective tax rate of approximately 20%.

The pro forma statement for the three months ended March 31, 2000 has been adjusted to eliminate $3.7 million of payroll tax expense on certain stock option exercises; $1.3 million of stock-based compensation expense related to mergers and acquisitions ("M&A"); $2.9 million of merger-related costs; and reflects a pro forma effective tax rate of approximately 20%.

All historical financial information has been restated to give retroactive effect to acquisitions accounted for using the pooling-of-interests method.

                              BROADCOM CORPORATION
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   THREE MONTHS ENDED
                                                                         MARCH 31,
                                                              -----------------------------
                                                                 2001                2000
                                                              ---------           ---------
Gross revenue                                                 $ 318,118           $ 191,591
Less: fair value of warrants earned by customers (1)             (7,617)                 --
                                                              ---------           ---------
Net revenue                                                     310,501             191,591
Cost of revenue (2)                                             162,952              79,077
                                                              ---------           ---------
Gross profit                                                    147,549             112,514
Operating expense:
   Research and development (3) (4)                             109,532              44,772
   Selling, general and administrative (3) (4)                   39,404              18,751
   Stock-based compensation (5)                                 115,753               1,228
   Amortization of goodwill (5)                                 200,657                  --
   Amortization of purchased intangible assets (5)                6,097                  --
   In-process research and development (5)                      109,710                  --
   Merger-related costs                                              --               2,901
   Litigation settlement costs                                    3,000                  --
                                                              ---------           ---------
Income (loss) from operations                                  (436,604)             44,862
Interest and other income, net                                    7,023               3,425
                                                              ---------           ---------
Income (loss) before income taxes                              (429,581)             48,287
Provision (benefit) for income taxes                            (72,729)              9,658
                                                              ---------           ---------
Net income (loss)                                             $(356,852)          $  38,629
                                                              =========           =========
Basic earnings (loss) per share                               $   (1.43)          $     .18
                                                              =========           =========
Diluted earnings (loss) per share                             $   (1.43)          $     .15
                                                              =========           =========
Weighted average shares (basic)                                 249,689             211,217
                                                              =========           =========
Weighted average shares (diluted)                               249,689             252,577
                                                              =========           =========


Notes:
All historical financial information has been restated to give retroactive effect to acquisitions accounted for using the pooling-of-interests method.

(1) In connection with certain acquisitions, the Company assumed a number of purchase and development agreements whereby performance-based warrants were granted to certain customers. In each period in which the warrants are earned, a non-cash revenue deduction for the fair value of the warrants is recorded.

(2)    Cost of revenue includes the following:
       Stock-based compensation                                       $   3,897       $      37
       Amortization of purchased intangible assets                       11,578              --
       Payroll tax expense on certain stock option exercises                134             202
                                                                      ---------       ---------
                                                                      $  15,609       $     239
                                                                      =========       =========
(3)    Excludes stock-based compensation expense as follows:
       Research and development                                       $  77,480       $     841
       Selling, general and administrative                               38,273             387
                                                                      ---------       ---------
                                                                      $ 115,753       $   1,228
                                                                      =========       =========
       Excludes amortization of purchased intangible assets as follows:
       Research and development                                       $   5,886       $      --
       Selling, general and administrative                                  211              --
                                                                      ---------       ---------
                                                                      $   6,097       $      --
                                                                      =========       =========
(4)    Includes employer payroll tax expense on certain stock option exercises as follows:
       Research and development                                       $     798       $   2,206
       Selling, general and administrative                                  583           1,246
                                                                      ---------       ---------
                                                                      $   1,381       $   3,452
                                                                      =========       =========

(5)    Represents non-cash acquisition-related expenses charged to operations.

                              BROADCOM CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                    MARCH 31,
                                                                      2001            DECEMBER 31,
                                                                   (UNAUDITED)            2000
                                                                   ----------          ----------
ASSETS
Current assets:
   Cash and cash equivalents                                       $  564,790          $  523,904
   Short-term investments                                              46,129              77,682
   Accounts receivable, net                                           146,703             172,314
   Inventory                                                           75,503              52,137
   Deferred taxes                                                      38,511              10,397
   Other current assets                                                45,980              39,220
                                                                   ----------          ----------
        Total current assets                                          917,616             875,654
Property and equipment, net                                           154,947             132,870
Long-term investments                                                 101,446               1,984
Deferred taxes                                                        255,381             351,937
Goodwill and purchased intangible assets, net                       3,954,906           3,260,464
Other assets                                                           48,612              54,913
                                                                   ----------          ----------
        Total assets                                               $5,432,908          $4,677,822
                                                                   ==========          ==========


LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities:
   Trade accounts payable                                          $  116,948          $   78,163
   Wages and related benefits                                          38,496              34,720
   Accrued liabilities                                                169,929              66,030
   Current portion of long-term debt                                   88,255              23,649
                                                                   ----------          ----------
        Total current liabilities                                     413,628             202,562
Long-term debt, less current portion                                   63,595                  --
Shareholders' equity                                                4,955,685           4,475,260
                                                                   ----------          ----------
        Total liabilities and shareholders' equity                 $5,432,908          $4,677,822
                                                                   ==========          ==========